As filed with the Securities and Exchange Commission on January 7, 2003.	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-2588080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, Suite 1250
Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

AMERICAN VANGUARD CORPORATION
1994 STOCK INCENTIVE PLAN*
(Full title of the plan)

Eric G. Wintemute
President and Chief Executive Officer
4695 MacArthur Court, Suite 1250
Newport Beach, California 92660
(949) 260-1200
(Name, address and telephone number, including area code, of agent for service)

Copy to:

John B. Miles, Esq.
McDermott, Will & Emery
18191 Von Karman Avenue, Suite 500
Irvine, California 92612-0187
(949) 851-0633

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	Registered(1)	share	price	registration fee

Common Stock (par value $.10 per share)(1)	99,973 shares(3)	$21.925(2)	$2,191,908(2)	$201.66

*	This Registration Covers the 1994 Stock Incentive Plan, as amended and restated by the 1994 Amended and Restated Stock Incentive Plan and the Second Amended and Restated 1994 Stock Incentive Plan (collectively, the “Plan”).

(1)	In addition to the number of shares of Common Stock stated above, this Registration Statement covers options and other rights to purchase or acquire the shares of Common Stock under the Plan and, pursuant to Rule 416 under the Securities Act of 1933, as amended, an additional indeterminate number of shares, options and rights which, by reason of certain events specified in the Plan, may become subject to the Plan.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, based on the average of the high and low sales prices of a share of Common Stock of American Vanguard Corporation (the “Registrant”) as reported on the American Stock Exchange on December 30, 2002.

(3)	Represents the registration of shares of Common Stock issuable under the Plan.

EXPLANATORY NOTE

     This Registration Statement registers 99,973 additional shares of Common Stock of the Registrant for issuance pursuant to the Plan. The contents of the earlier Registration Statement on Form S-8 in respect of the Plan, as filed with the Securities and Exchange Commission on January 2, 2002, Registration No. 333-76218 are hereby incorporated by reference.

SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 7th day of January, 2003.

AMERICAN VANGUARD CORPORATION

By:	/s/ James A. Barry

James A. Barry, Senior Vice President, Chief Financial Officer,
Secretary/Treasurer and Director

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Eric G. Wintemute and James A. Barry and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 7, 2003.

Signature	Title

/s/ Eric G. Wintemute Eric G. Wintemute	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James A. Barry James A. Barry	Senior Vice President, Chief Financial Officer, Secretary/Treasurer and Director (Principal Financial and Accounting Officer)

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/s/ Herbert A. Kraft Herbert A. Kraft	Co-Chairman

/s/ Glenn A. Wintemute Glenn A. Wintemute	Co-Chairman

/s/ John B. Miles John B. Miles	Director

/s/ Carl R. Soderlind Carl R. Soderlind	Director

/s/ Jay R. Harris Jay R. Harris	Director

3

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

5.1	Opinion and Consent of McDermott, Will & Emery (filed herewith).

23.1	Consent of BDO Seidman, LLP, independent certified public accountants (filed herewith).

23.2	Consent of McDermott, Will & Emery (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

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